EXHIBIT 99.1

                      TEXACO REPORTS THIRD QUARTER RESULTS
                      ------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, OCTOBER 25, 1999.
-------------------------------------------------

     WHITE PLAINS, N.Y. -- October 25, 1999 -- Texaco reported today third quarter 1999 income before special items of $453 million ($.83 per share). Net income for the period was $387 million ($.71 per share).


                                EARNINGS SUMMARY

                                       Third Quarter     Nine Months
                                       -------------    -------------
                                       1999     1998    1999     1998
---------------------------------------------------------------------
Income before special
 items (millions)                    $  453   $  208  $  844    $ 802
                  Per share          $ 0.83   $ 0.37  $ 1.53    $1.44
Net income (millions)                $  387   $  215  $  859    $ 791
                  Per share          $ 0.71   $ 0.38  $ 1.56    $1.42
---------------------------------------------------------------------


     Texaco Chairman and Chief Executive Officer Peter I. Bijur stated, "Boosted by significantly higher crude oil and natural gas prices, Texaco's third quarter results improved dramatically from the first half of the year to their highest quarterly level since 1997. Cutbacks in OPEC and non-OPEC production, plus improving global economies pushed benchmark crude oil prices over $20 a barrel. But, as we've seen in recent weeks, prices remain volatile. Operationally, we had strong production during September in the North Sea led by record production in the Captain field. In addition, we are benefiting significantly from synergy capture and expense reductions as our $650 million global target will be realized by year end, a full year ahead of schedule. In the downstream, our refineries ran well and sales volumes increased. However, these businesses, already burdened by generally low refining margins, were further hampered by the higher crude costs which could not be fully recovered in product prices."
     Bijur continued, "Looking ahead, our recent announcement on acquiring a 45 percent interest in the Malampaya Deep Water Natural Gas Project in the Philippines exemplifies Texaco's strategy of pursuing projects that provide for long-term growth and strong near-term earnings and cash flow. We also continue to execute our long-term strategy of reducing refining exposure through the completion of

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Caltex's sale of its interest in Koa Oil Co. Ltd. and the  anticipated  sales by
Equilon of its Wood River and El Dorado refineries."


                                       Third Quarter     Nine Months
                                      --------------    -------------
Texaco Inc. (Millions of dollars):     1999     1998    1999     1998
---------------------------------------------------------------------
Income before special items           $ 453    $ 208   $ 844    $ 802
                                      -----    -----   -----    -----
Inventory valuation adjustments          14        -     152        -
Write-down of assets                      -        -     (76)       -
Tax issues                                -       25      65       44
Gains (losses) on major asset sales     (80)       -     (59)      20
Reorganization, restructuring and
  employee separation costs               -      (18)    (67)     (50)
                                      -----    -----   -----    -----
                                        (66)       7      15       14
Cumulative effect of
  accounting change                       -        -       -      (25)
                                      -----    -----   -----    -----
Total special items                     (66)       7      15      (11)
                                      -----    -----   -----    -----
Net income                            $ 387    $ 215   $ 859    $ 791
                                      =====    =====   =====    =====


Effective January 1, 1998, Texaco's Caltex affiliate adopted a new accounting standard, SOP 98-5, resulting in a change in accounting for start-up costs at its Thailand refinery. Texaco's first quarter 1998 results included a $25 million charge associated with this accounting change.

Details on special items are included in the following segment information.


OPERATING RESULTS

           EXPLORATION AND PRODUCTION

                                       Third Quarter     Nine Months
                                      --------------   --------------
United States (Millions of dollars):   1999     1998    1999     1998
---------------------------------------------------------------------
Operating income before special items $ 258    $  93   $ 423    $ 301
Special items                             -        -      21        -
                                      -----    -----   -----    -----
Total operating income                $ 258    $  93   $ 444    $ 301
                                      =====    =====   =====    =====


     U.S. Exploration and Production earnings for the third quarter and nine months of 1999 were above last year's levels due to higher crude oil and natural gas prices and lower expenses. Prices continued to rise in the third quarter as production cutbacks by OPEC and several non-OPEC countries, coupled with increasing demand in improving global economies, led to a decline in worldwide inventory

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levels.  Average realized crude oil prices for the third quarter and nine months of 1999 were $16.65 and $12.81 per barrel, 66 percent and 18 percent higher than the 1998 levels. For the third quarter and nine months of 1999, average natural gas prices were $2.44 and $2.09 per MCF, 29 percent and three percent above last year's periods.
     Production decreased 11 percent for both the third quarter and nine months of 1999 due to natural field declines and asset sales. Capital expenditures for developmental activities such as infill drilling, recompletions and secondary recovery projects, normally undertaken to offset production declines within mature fields were reduced as Texaco and its operating partners concentrated on maximizing capital efficiency.
     Operating expenses declined significantly for the first nine months of 1999 as a result of cost savings from the restructuring of our worldwide upstream organization. Exploratory expenses for the third quarter and first nine months of 1999 were $12 million and $104 million before tax, $36 million and $91 million below the same periods of 1998.
     Results for 1999 included a first quarter special benefit of $11 million for a production tax refund, a second quarter special gain of $21 million for the sale of our interest in six California onshore and offshore fields, and a second quarter special charge of $11 million for employee separation costs.

                                       Third Quarter     Nine Months
                                      --------------   --------------
International (Millions of dollars):   1999     1998    1999     1998
---------------------------------------------------------------------
Operating income before special items $ 129     $ 53   $ 191    $ 166
Special items                             -        -      (2)       -
                                      -----     ----   -----    -----
Total operating income                $ 129     $ 53   $ 189    $ 166
                                      =====     ====   =====    =====

     International Exploration and Production operating results for the third quarter and nine months of 1999 improved over last year's levels as crude oil prices continued to rise throughout the third quarter due to worldwide production cutbacks and improving demand. Average realized crude oil prices for the third quarter and nine months of 1999 were $16.96 and $13.36 per barrel, 53 percent and 16 percent above the 1998 periods. For the third quarter and first nine months of 1999, average natural gas prices were $1.35 and $1.36 per MCF, nine percent and 13 percent below last year.
     Daily production in the third quarter and first nine months of 1999 was slightly below last year's levels. Third quarter production declines in the U.K. North Sea due to temporary operating problems early in the quarter and in Indonesia due to lower volumes as a result of higher prices were offset by

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increased  production in the  Partitioned  Neutral Zone as a result of increased drilling activity. Year-to-date production declines in the U.K. North Sea and lower gas production in Latin America were offset by increased production in the Partitioned Neutral Zone.
     Expenses were lower for the third quarter of 1999 as a result of continued cost savings from the restructuring of our worldwide upstream organization.
Exploratory expenses for the third quarter of 1999 were $60 million before taxes, $15 million higher than last year. Exploratory expenses for the first nine months of 1999 were $178 million before taxes, $49 million higher than last year.
     Results for 1999 included a second quarter special charge of $2 million for employee separation costs.


         REFINING, MARKETING AND DISTRIBUTION
                                       Third Quarter     Nine Months
                                      --------------   --------------
United States (Millions of dollars):   1999     1998    1999     1998
---------------------------------------------------------------------
Operating income before special items $ 118    $  99   $ 283    $ 240
Special items                             -       25     (79)      (7)
                                      -----    -----   -----    -----
Total operating income                $ 118    $ 124   $ 204    $ 233
                                      =====    =====   =====    =====

     U.S. Refining, Marketing and Distribution earnings before special items were higher than last year for the third quarter and nine months 1999. U.S. downstream activities are primarily conducted through Equilon Enterprises LLC, Texaco's western alliance with Shell Oil Company, and Motiva Enterprises LLC, Texaco's eastern alliance with Shell Oil Company and Saudi Refining, Inc.
     During the third quarter and nine months 1999, Equilon's earnings benefited from improved West Coast refining margins and improved utilization at the Martinez refinery, although operational problems at the Puget Sound refinery earlier this year had a negative impact on earnings. Refining margins on the West Coast benefited from industry refinery outages which caused market supply disruptions. Marketing margins were weak for the quarter as gasoline pump prices lagged increases in spot prices.
     Motiva's earnings for the nine months were affected by weak refining margins on the East and Gulf Coasts due to high industry-wide refined product inventory levels. These effects were mitigated by higher gasoline sales volumes and improved refinery utilization in 1999.
     The third quarter and nine months 1999 also benefited from the realization of synergies for Equilon and Motiva, including re-engineering of work processes, leveraging economies of scale to

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reduce supply costs,  sharing best practices and  capitalizing on logistical and trading opportunities including higher utilization of proprietary pipelines and other assets.
     Results for 1999 included second quarter special charges of $76 million for asset write-downs on the pending sales of the El Dorado and Wood River refineries and $11 million for reorganization, restructuring and employee separation costs. Results for 1999 also included a first quarter special benefit of $8 million for inventory valuation adjustments to reflect higher prices for crude oil and refined products. Third quarter 1998 results included a net special gain of $25 million associated with the formation of the U.S. alliances, which included gains on asset sales, asset write-downs and other formation charges. The second quarter of 1998 included a special charge of $32 million, mainly for alliance employee separation costs.

                                       Third Quarter     Nine Months
                                       -------------   --------------
International (Millions of dollars):   1999     1998    1999     1998
---------------------------------------------------------------------
Operating income before special items  $ 72     $ 81   $ 293    $ 457
Special items                           (66)     (43)     84      (43)
                                       ----     ----   -----    -----
Total operating income                 $  6     $ 38   $ 377    $ 414
                                       ====     ====   =====    =====

     Lower international refining and marketing results in 1999 reflected the squeeze on margins as escalating crude costs have outpaced product price increases. This pressure on refining margins impacted all major operating areas. Results were also adversely impacted by depressed marketing margins and lower volumes in Brazil due to poor economic conditions and related currency devaluation. In the Caltex region, results benefited from reduced currency volatility as economic conditions improved. The third quarter also included gains from the sales of marketable securities.
     Results for the third quarter of 1999 included net special charges of $66 million. Special charges included $32 million for our 50 percent share of Caltex's loss on the sale of its equity interest in Koa Oil Co. Ltd. and $48 million for related deferred currency translation amounts. Other special items for the quarter included favorable inventory valuation adjustments of $14 million. Additionally, results for 1999 included second quarter special benefits of $55 million for favorable inventory valuation adjustments and $54 million for a Korean tax benefit, partially offset by restructuring charges in Caltex of $25 million and employee separation costs in Europe and Latin America of $9 million. First quarter 1999 results included a special benefit of $75 million for inventory valuation adjustments. Results for 1998 included a third quarter net special charge of $43 million for a reorganization program in Caltex.

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         GLOBAL GAS AND POWER

                                       Third Quarter     Nine Months
                                      --------------   --------------
(Millions of dollars):                 1999     1998    1999     1998
---------------------------------------------------------------------
Operating income (loss) before
 special items                         $  6     $ (8)  $  16    $ (29)
Special items                             -        -      (3)      20
                                       ----     ----   -----    -----
Total operating income (loss)          $  6     $ (8)  $  13    $  (9)
                                       ====     ====   =====    =====


     During the third quarter 1999, responsibility for the Global Gas Marketing segment and the company's cogeneration, gasification, hydrocarbons-to-liquids and fuel cell technology units was combined under a single senior executive, creating the Global Gas and Power segment. Prior period information has been restated to reflect this change.
     Gas marketing operating results for the third quarter and nine months of 1999 benefited from the continued improvement of natural gas margins. Results for the nine months of 1999 reflected gains on normal asset sales, including our interest in a U.K. retail gas marketing operation and the sale of a U.S. gas gathering pipeline as well as lower operating expenses.
     Operating results for the power related activities in the third quarter and nine months of 1999 reflect lower margins from Indonesian geothermal activities, due to higher costs and lower revenues caused by the currency devaluation, nonrecurring recoupment of development costs in 1998 and lower gasification licensing revenues.
     Results for 1999 included a second quarter special charge of $3 million for employee separation costs. Results for 1998 included a second quarter special gain of $20 million from the sale of a partial interest in a pipeline.

CORPORATE/NON-OPERATING RESULTS

                                       Third Quarter     Nine Months
                                      --------------   --------------
(Millions of dollars):                 1999     1998    1999     1998
---------------------------------------------------------------------
Results before special items          $(129)   $(109)  $(359)   $(332)
Special items                             -       25      (6)      44
                                      -----    -----   -----    -----
Total corporate/non-operating         $(129)   $ (84)  $(365)   $(288)
                                      =====    =====   =====    =====

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     Corporate/Non-operating  results  for the third  quarter and nine months of
1999 reflected higher interest expense from increases in interest rates and debt levels. Additionally, third quarter 1998 results included gains from the sale of securities by a subsidiary.
     Results for 1999 included a second quarter special charge of $6 million for employee separation costs. Results for 1998 included a third quarter special benefit of $25 million to adjust for prior years' tax liabilities and a second quarter special tax benefit of $19 million attributable to the sale of an interest in a subsidiary.

CAPITAL AND EXPLORATORY EXPENDITURES
     Capital and Exploratory Expenditures were $2,176 million for the nine months of 1999 and $2,769 million for the same period in 1998. In response to the difficult market conditions existing in the downstream and depressed crude oil prices during the first half of 1999, spending declined in most segments.
     In the U.S. upstream, expenditures for developmental activities dropped significantly and platform construction activity slowed in the deepwater Gulf of Mexico. Spending increased for enhanced oil recovery projects in California which continues to be an area of focus. Internationally, spending rose slightly as compared to the prior year as development work continued on the Captain B project in the U.K. North Sea. Also, 1999 levels reflect higher spending for lease acquisitions offshore Nigeria and increased ownership in the Venezuelan Hamaca project. Project completions during 1998 in other U.K. North Sea fields led to comparatively lower spending in 1999.
     In the downstream, spending declines reflect the completion last year of refinery upgrade projects in the United States and abroad. Also, poor economic conditions in international areas and globally depressed downstream returns resulted in deferrals of selected refinery and marketing expansion projects.
     Global Gas and Power continues to invest in cogeneration projects in California and in Indonesia, while spending on natural gas transportation is down due to pipeline completions last year.

                                     - xxx -

     CONTACTS: Kelly McAndrew    914-253-6295
               Faye Cox          914-253-7745

     INVESTOR RELATIONS:

               Elizabeth Smith   914-253-4478

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     Listen in live to Texaco's  third  quarter 1999  earnings  discussion  with financial analysts on Tuesday, October 26, at 11:30 am EDT at:

        http://www.webevents.broadcast.com/texaco/q399earnings
        ------------------------------------------------------

For technical assistance, call Sheila Lujan at 800-366-9831

Note: This press release contains forward-looking statements about Texaco's expectations for cost and expense reductions in 1999. Our actual results may be different as a result of worldwide and industry economic conditions, or if we fail to achieve the re-engineering of our processes or reductions in the number of our employees that we expect. For a further discussion of additional factors that could cause actual results to materially differ from those in the forward-looking statement, please refer to the section entitled "Forward-Looking Statements and Factors That May Affect Our Business" in Texaco's 1998 Annual Report on Form 10-K.

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


Income (loss)                          Third Quarter(a)      Nine Months(a)
(Millions of dollars)                 ----------------      --------------
                                       1999       1998       1999     1998
                                      -----      -----      -----    -----
Exploration and production
     United States                    $ 258      $  93      $ 444    $ 301
     International                      129         53        189      166
                                      -----      -----      -----    -----
           Total                        387        146        633      467

Refining, marketing and distribution
     United States                      118        124        204      233
     International                        6         38        377      414
                                      -----      -----      -----    -----
           Total                        124        162        581      647

Global gas and power                      6         (8)        13       (9)
                                      -----      -----      -----    -----
           Total operating segments     517        300      1,227    1,105
                                      -----      -----      -----    -----

Other business units                     (1)        (1)        (3)      (1)

Corporate/Non-operating                (129)       (84)      (365)    (288)
                                      -----      -----      -----    -----
Income before cumulative effect
 of accounting change                   387        215        859      816

Cumulative effect of
 accounting change (b)                    -          -          -      (25)
                                      -----      -----      -----    -----
          Net income                  $ 387      $ 215      $ 859    $ 791
                                      =====      =====      =====    =====
Net income per common share
 (dollars) - diluted                  $ .71      $ .38      $1.56    $1.42

Average number of common
 shares outstanding for
 computation of earnings per
 share (millions) - diluted           546.3      526.4      535.2    548.6

Provision for income taxes
 included in net income               $ 386      $  34      $ 493    $ 258

(a) Includes special items indicated in this release.

(b) Caltex adoption of SOP 98-5 of the AICPA, "Reporting on the Costs of Start-Up Activities".

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

Other Financial Data                   Third Quarter          Nine Months
(Millions of dollars)                  -------------         -------------
                                       1999     1998         1999     1998
                                       ----     ----         ----     ----
Revenues                            $ 9,677  $ 7,707      $25,136  $23,898

Total assets as of September 30                        (c)$28,900  $28,495

Stockholders' equity as of
 September 30                                          (c)$11,960  $12,325

Total debt as of September 30                          (c)$ 7,300  $ 6,960


Capital and exploratory
 expenditures
Exploration and production
  United States                     $   162  $   328      $   623  $ 1,142
  International                         304      276          865      812
                                    -------  -------      -------   ------
     Total                              466      604        1,488    1,954

Refining, marketing and
 distribution
  United States                          85      116          243      298
  International                         118      127          294      355
                                    -------  -------      -------   ------
     Total                              203      243          537      653
Global gas and power                     43       39          129      141
                                    -------  -------      -------   ------
     Total operating segments           712      886        2,154    2,748

Other business units                      6        2           22       21
                                    -------   ------      -------   ------
     Total                          $   718   $  888      $ 2,176  $ 2,769
                                    =======   ======      =======  =======
Exploratory expenses included
 above
  United States                     $    12   $   48      $   104  $   195
  International                          60       45          178      129
                                    -------   ------      -------  -------
     Total                          $    72   $   93      $   282  $   324
                                    =======   ======      =======  =======

Dividends paid to common
 stockholders                       $   245   $  237      $   719  $   716

Dividends per common share
 (dollars)                          $   .45   $  .45      $  1.35  $  1.35

Dividend requirements for
 preferred stockholders             $     3   $   13      $    26  $    40

(c)  Preliminary

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

Operating Data                         Third Quarter     Nine Months
                                       -------------    -------------
                                       1999     1998    1999     1998
                                       ----     ----    ----     ----
Exploration and production

  United States
    Net production of crude oil and
     natural gas liquids (MBPD)         395      432     400      443

    Net production of natural
     gas available
     for sale (MMCFPD)                1,416    1,641   1,460    1,694
                                      -----    -----   -----    -----
       Total net production (MBOEPD)    631      706     643      726

    Natural gas sales (MMCFPD)        3,263    3,963   3,284    3,926

    Average U.S. crude (per bbl.)    $16.65   $10.06  $12.81   $10.87
    Average U.S. natural gas
    (per mcf)                        $ 2.44   $ 1.89  $ 2.09   $ 2.03
    Average WTI (Spot) (per bbl.)    $21.71   $14.16  $17.58   $14.89
    Average Kern (Spot) (per bbl.)   $15.38   $ 8.65  $11.49   $ 8.43

  International
    Net production of crude oil and
     natural gas liquids (MBPD)
      Europe                            152      163     142      157
      Indonesia                         141      168     156      159
      Partitioned Neutral Zone          127      104     122      106
      Other                              60       59      65       66
                                      -----   ------  ------   ------
       Total                            480      494     485      488

    Net production of natural
     gas available for sale
     (MMCFPD)
      Europe                            252      261     261      255
      Colombia                          161      165     158      185
      Other                              91       87     105      108
                                      -----    -----   -----    -----
       Total                            504      513     524      548
                                      -----    -----   -----    -----
       Total net production (MBOEPD)    564      580     573      579

    Natural gas sales (MMCFPD)          539      633     551      692

    Average International crude
     (per bbl.)                      $16.96   $11.05  $13.36   $11.55
    Average International
     natural gas (per mcf)           $ 1.35   $ 1.49  $ 1.36   $ 1.57
    Average U.K. natural gas
     (per mcf)                       $ 2.34   $ 2.34  $ 2.37   $ 2.53
    Average Colombia
     natural gas (per mcf)           $  .67   $  .79  $  .64   $  .88

       Total worldwide net
        production (MBOEPD)           1,195    1,286   1,216    1,305

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

Operating Data                         Third Quarter     Nine Months
                                       -------------    -------------
                                       1999     1998    1999     1998
                                       ----     ----    ----     ----
Refining, marketing and distribution

  United States
    Refinery input (MBPD)
     Equilon area                       390      410     376      388
     Motiva area                        307      301     307      316
                                      -----    -----   -----    -----
      Total                             697      711     683      704

    Refined product sales (MBPD)
     Equilon area                       752      616     697      579
     Motiva area                        371      421     376      366
     Other                              290      216     296      228
                                      -----    -----   -----    -----
      Total                           1,413    1,253   1,369    1,173

  International
    Refinery input (MBPD)
     Europe                             331      326     356      356
     Caltex area                        381      397     411      417
     Latin America/West Africa           68       66      71       64
                                      -----    -----   -----    -----
      Total                             780      789     838      837

    Refined product sales (MBPD)
     Europe                             585      547     609      567
     Caltex area                        654      563     663      580
     Latin America/West Africa          479      474     485      455
     Other                               86       56      90       53
                                      -----    -----   -----    -----
      Total                           1,804    1,640   1,847    1,655
